Form 1

STATE OF MICHIGAN
MICHIGAN DEPARTMENT OF TREASURY
CORPORATION DIVISION
LANSING, MICHIGAN

NOTE	DO NOT WRITE IN SPACE BELOW — FOR DEPARTMENT USE
Mail ONE signed and acknowledged copy to: Michigan Department of Treasury Corporation Division P.O. Drawer C Lansing, Michigan 48904 FEES: Filing Fee.......................$10.00 Franchise Fee — ½ mill on each dollar of authorized capital stock, with a minimum franchise fee of.......................$25.00 (Make fee payable to State of Michigan)	Date Received: JUL 11 1968 FILED JUL 12 1968 This is to certify these articles to be a true copy of the original on file in this office. Allison Green STATE TREASURER MICHIGAN DEPARTMENT OF TREASURY

ARTICLES OF INCORPORATION
(Profit Corporation)

These Articles of Incorporation are signed and acknowledged by the incorporators for the purpose of forming a corporation for profit under the provisions of Act No. 327 of the Public Acts of 1931, as amended, as follows:

ARTICLE I.

The name of the corporation is LETICA CORPORATION

ARTICLE II.

The purpose or purposes for which the corporation is formed are as follows:

To manufacture and sell metal products for use by manufacturing firms in production and molding of plastics and plastic products; and

To manufacture and sell metal products for any and all purposes to be used by manufacturing concerns; and

To receive orders from manufacturing firms for metal products and dies, subcontracting said portions as this company is unable to produce; and

To act as a manufacturer's representative or agent in production or acquisition of metal products; and

To buy, sell, mortgage, lease, or rent real estate for the company's purposes; and

In general to carry on any business in connection therewith and incident thereto not forbidden by the laws of the State of Michigan and with all the powers conferred upon corporations by the laws of the State of Michigan.

ARTICLE III.

Location of the first registered office is:

12950 East Melody (No.) (Street) Grand Ledge (City) Eaton (County) Michigan 48837 (Zip Code)

Postoffice address of the first registered office is:

12950 East Melody (No. and Street or P. O. Box) Grand Ledge (City) Michigan 48837 (Zip Code)

ARTICLE IV.

The name of the first resident agent is Gudrun Letica

ARTICLE V.

The total authorized capital stock is

(1) Preferred shs. ______ Par Value $______ per share

Common shs. 50,000 Par Value $ 1.00 per share

and/or shs. of (2) Preferred ______ no par value — Book Value $______ Price fixed for sale $______ per share

Common ______ no par value — Book Value $______ Price fixed for sale $______ per share

(3) A statement of all or any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof is as follows:

All stock shall be of one class, common and voting.

ARTICLE VI.

The names and places of residence or business of each of the incorporators and the number and class of shares subscribed for by each are as follows: (Statute requires one or more incorporators)

Name	Residence or Business Address (No.) (Street) (City) (State)	Par Stock Common	Par Stock Preferred	Non-Par Stock Common	Non-Par Stock Preferred
Gudrun Letica,	12950 East Melody, Grand Ledge, Michigan 48837	1,000			

ARTICLE VII.

The names and addresses of the first board of directors are as follows:

(Statute requires at least three directors)

Name	Residence or Business Address (No.) (Street)	(City)	(State)
Mato Letica	12880 Oneida	Grand Ledge, Michigan	48837
Ilija Letica	12950 E. Melody	Grand Ledge, Michigan	48837
Gudrun Letica	12950 E. Melody	Grand Ledge, Michigan	48837

ARTICLE VIII.

The term of the corporate existence is perpetual.

(If term is for a limited number of years, then state the number of years instead of perpetual)

ARTICLE IX.

OPTIONAL. (Please delete Article IX if not applicable)

Whenever a compromise or arrangement or any plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, any court of equity jurisdiction within the state, may on the application of this corporation or of any creditor or any shareholder thereof, or on the application of any receiver or receivers appointed for this corporation, order a meeting of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, agree to any compromise or arrangement or to any reorganization of this corporation as a consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE X.

(Here insert any desired additional provisions authorized by the Act)

I ~~We~~, the incorporator~~s~~, sign my ~~our~~ name~~s~~ this 10th day of July 1968.

(All parties appearing under Article VI are required to sign in this space)

Gudrun M. Letica
GUDRUN LETICA

Gudrun M. Letica

STATE OF MICHIGAN
COUNTY OF Ingham } ss.

(One or more of the parties signing must acknowledge before the Notary)

On this 10th day of July 1968,
before me personally appeared GUDRUN LETICA

to me known to be the person~~s~~ described in and who executed the foregoing instrument, and acknowledged that she ~~they~~ executed the same as her ~~their~~ free act and deed.

John E. Cote
(Signature of Notary)

(Print or type name of Notary)

Notary Public for JOHN E. COTE Notary Public, Ingham County, Mich. County,
State of Michigan. My Commission Expires April 19, 1969

My commission expires
(Notarial seal required if acknowledgment taken out of State)

UNITED STATES OF AMERICA

The State of Michigan

Michigan Department of Treasury

Lansing, Michigan

To All To Whom These Presents Shall Come:

I, Allison Green, Treasurer of the State of Michigan, Do Hereby Certify That Articles of Incorporation of

LETICA CORPORATION

were duly filed in this office on the 12th *day of* July *, 196*8,
in conformity with Act 327, Public Acts of 1931, as amended.

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 12th *day of* July *, 196*8.

Allison Green

State Treasurer.

FORM NO. C 2401 1-L

(For Use by Domestic Corporations)

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

The undersigned corporation executes the following Certificate of Amendment to its Articles of Incorporation pursuant to the provisions of Section 631, Act 284, Public Acts of 1972, as amended:

1. The name of the corporation is LETICA CORPORATION

2. The location of the registered office is

1600 West Hamlin Road, Rochester, Michigan 48063
(No. and Street) (Town or City) (Zip Code)

3. The following amendment to the Articles of Incorporation was adopted on the 4th day of August, 1978: (Check one of the following)

(X) by the shareholders in accordance with Section 611 (2), Act 284, Public Acts of 1972, as amended. The necessary number of shares as required by statute were voted in favor of the amendment.

( ) by written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407 (1) and (2), Act 284, Public Acts of 1972, as amended. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in Articles of Incorporation.)

( ) by written consent of all the shareholders entitled to vote in accordance with Section 407 (3), Act 284, Public Acts of 1972, as amended.

Resolved, that Article V of the Articles of Incorporation be amended to read as follows: (Any article being amended is required to be set forth in its entirety.)

The total authorized capital stock is 500,000 shares with a par value of $1.00 per share.

LETICA CORPORATION
(Corporate Name)

BY [signature]
(Signature of President, Vice-President, Chairman or Vice-Chairman)

Ilija Letica, President
(Type or Print Name and Title)

Signed this 4th day of August, 19 78

(See Instructions on Reverse Side)

(Please do not write in spaces below — for Department use)

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU	
Date Received	
SEP 29 1978	FILED OCT - 6 1978 DIRECTOR Michigan Department of Commerce

C & S—111 (Rev. 11-75)

INFORMATION AND INSTRUCTIONS

Certificate of Amendment - Domestic Corporations

1. This form may be used by both profit and non-profit corporations. In case of a non-profit corporation organized on a non-stock basis, "shareholders" shall be construed to be synonymous with "members".
2. An effective date, not later than 90 days subsequent to the date of filing may be stated in the Certificate of Amendment.
3. The Certificate of Amendment is required to be signed in ink by the chairman or vice-chairman of the board of directors or the president or a vice-president of the corporation.
4. One original copy is required. A true copy will be prepared by the Corporation and Securities Bureau and returned to the person submitting the Certificate of Amendment for filing.
5. FEES: Filing Fee $10.00
   Franchise Fee (payable only in case of increase in authorized capital stock) - ½ mill on each dollar of increase over highest previous authorized capital stock ....
   (Make fee payable to State of Michigan)
6. Mail form and fee to:

   Michigan Department of Commerce
   Corporation and Securities Bureau
   Corporation Division
   P. O. Drawer C
   Lansing, Michigan 48904

C&S-515 (Rev. 1-84)

871R#2013 0623 ORG&FI $10.00

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)

Date Received JUN 23 1987

FILED

JUN 30 1987

Administrator
MICHIGAN DEPT. OF COMMERCE
Corporation & Securities Bureau

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Corporations

(Please read instructions and Paperwork Reduction Act notice on last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is: Letica Corporation

2. The corporation identification number (CID) assigned by the Bureau is: 163-777

3. The location of its registered office is:

1700 West Hamlin (Street Address), Rochester (City), Michigan 48308-5005 (ZIP Code)

4. Article II of the Articles of Incorporation is hereby amended to read as follows:

The purpose or purposes for which the Corporation is organized is to engage in any activity within the purposes for which corporations may be organized under The Business Corporation Act of Michigan including, but not by way of limitation, the plastic injection molding business.

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b)

a. ☐ The foregoing amendment to the Articles of Incorporation was duly adopted on the ________ day of ______________, 19______, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

Signed this ________ day of ______________________________________, 19____

_______________________________ _______________________________

_______________________________ _______________________________

_______________________________ _______________________________

_______________________________ _______________________________

(Signatures of all incorporators; type or print name under each signature)

b. ☒ The foregoing amendment to the Articles of Incorporation was duly adopted on the 15th day of June, 1987. The amendment: (check one of the following)

☐ was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

☐ was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

☐ was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☒ was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act.

Signed this 15 day of JUNE, 19 87

By ______________________________
(Signature)

ILIJA LETICA, PRESIDENT
(Type or Print Name and Title)

[redacted]

C&S-515 (Rev. 1-84)

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)

FILED

JUL 1 7 1987

Administrator
MICHIGAN DEPARTMENT OF COMMERCE
Corporation & Securities Bureau

Date Received
JUL 0 2 1987

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Corporations

(Please read instructions and Paperwork Reduction Act notice on last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is:
   LETICA CORPORATION

2. The corporation identification number (CID) assigned by the Bureau is: 163-777

3. The location of its registered office is:
   1700 West Hamlin Road, Rochester, Michigan 48063
   (Street Address) (City) (ZIP Code)

4. Articles VII and VIII of the Articles of Incorporation are hereby amended to read as follows:

VII

Any action required or permitted by the Michigan Business Corporation Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

VIII

To the maximum extent permitted by law, no director shall be personally liable to the corporation or its shareholders for monetary damages for a breach of the director's fiduciary duty.

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b)

a. [ ] The foregoing amendment to the Articles of Incorporation was duly adopted on the ______ day of ______________, 19______, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

Signed this ________ day of ______________________________________, 19____

_______________________________ _______________________________

_______________________________ _______________________________

_______________________________ _______________________________

_______________________________ _______________________________

(Signatures of all incorporators; type or print name under each signature)

b. [X] The foregoing amendment to the Articles of Incorporation was duly adopted on the 30th day of June, 19 87. The amendment: (check one of the following)

[ ] was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

[ ] was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

[ ] was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

[X] was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act.

Signed this 30th day of June, 19 87

By [signature]
(Signature)

Ilija Letica, President
(Type or Print Name and Title)

C&S-515 (Rev. 1-84)

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS INDICATED IN THE BOX BELOW. Include name, street and number (or P.O. box), city, state and ZIP code.

Letica Corporation
1700 West Hamlin Road
Rochester, Michigan 48063

Name of person or organization remitting fees:
Letica Corporation

Preparer's name and business telephone number:
Sam DuBois
(313) 642-8232

INFORMATION AND INSTRUCTIONS

1. This form is issued under the authority of Act 284, P.A. of 1972, as amended, and Act 162, P.A. of 1982. The amendment cannot be filed until this form, or a comparable document, is submitted.
2. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

   Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.
3. This document is to be used pursuant to the provisions of section 631 of the Act for the purpose of amending the articles of incorporation of a domestic profit or nonprofit corporation. A nonprofit corporation is one incorporated to carry out any lawful purpose or purposes not involving pecuniary profit or gain for its directors, officers, shareholders, or members. A nonprofit corporation organized on a nonstock directorship basis, as authorized by Section 302 of the Act, may or may not have members, but if it has members, the members are not entitled to vote.
4. Item 2 — Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.
5. Item 4 — The entire article being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.
6. This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.
7. If the amendment is adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by all of the incorporators. If the amendment is otherwise adopted, item 5(b) must be completed and signed in ink by the president, vice-president, chairperson, or vice-chairperson of the corporation.
8. FEES: Filing fee (Make remittance payable to State of Michigan) $10.00

   Franchise fee for profit corporations (payable only if authorized capital stock has increased) — ½ mill (.0005) on each dollar of increase over highest previous authorized capital stock.
9. Mail form and fee to:

   Michigan Department of Commerce
   Corporation and Securities Bureau
   Corporation Division
   P.O. Box 30054
   Lansing, MI 48909
   Telephone: (517) 373-0493

C&S 515 (Rev. 8/96)

MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU

Date Received: DEC 15 1997

(FOR BUREAU USE ONLY)

FILED

DEC 15 1997

Administrator
MI DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU

EFFECTIVE DATE:

Name JANIS K. KUJAN, LEGAL ASSISTANT
Honigman Miller Schwartz and Cohn

Address
2290 First National Building 660 Woodward Avenue

City	State	Zip Code
Detroit	Michigan	48226-3583

Document will be returned to the name and address you enter above

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is:
LETICA CORPORATION

2. The identification number assigned by the Bureau is: 163-777

3. The location of the registered office is:

52585 DEQUINDRE (Street Address), ROCHESTER (City), Michigan 48307 (ZIPCode)

4. Article V of the Articles of Incorporation is hereby amended to read as follows:

The total authorized capital stock is:

Common Class A Voting	5,000 shares $1.00 Par Value
Common Class B Non-Voting	495,000 shares $1.00 Par Value

All of the Class A Voting shares shall be entitled to vote on all actions requiring a vote of the shareholders. All of the Class B Non-Voting shares will not be entitled to vote.

12.50 CK 58271

5. **(For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)**

The foregoing amendment to the Articles of Incorporation was duly adopted on the ______________ day of ______________________________, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this __________ day of ______________________________

(Signature)	(Signature)
(Type or Print Name)	(Type or Print Name)
(Signature)	(Signature)
(Type or Print Name)	(Type or Print Name)

6. **(For profit corporations, and for nonprofit corporations whose articles state the corporation is organized on a stock or on a membership basis.)**

The foregoing amendment to the Articles of Incorporation was duly adopted on the ______________ day of 1997 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

☐ at a meeting. The necessary votes were cast in favor of the amendment.

☐ by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☒ by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

Signed this 12th day of December, 1997

By [signature]
(Signature of President, Vice-President, Chairperson or Vice-Chairperson)

Ilija Letica
(Type or Print Name)

President
(Type or Print Title)